As filed with the Securities and Exchange Commission on December 22, 2003

Registration No. 333-108282

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 7

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NMP, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	7370	27-0064104
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification Number)

825 Battery Street

San Francisco, CA 94111

(415) 733-0500

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Lawrence S. Kramer

Chairman and Chief Executive Officer

NMP, Inc.

825 Battery Street

San Francisco, CA 94111

(415) 733-0500

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Robert S. Townsend, Esq. Lior Zorea, Esq. Jaclyn Liu, Esq. Morrison & Foerster LLP	Thomas H. Kennedy, Esq. Scott R. Ehrlich, Esq. Seth A. Cohen, Esq. Skadden, Arps, Slate, Meagher & Flom LLP

425 Market Street	Four Times Square
San Francisco, CA 94105	New York, NY 10036
(415) 268-7000	(212) 735-3000

Approximate date of commencement of proposed sale of the securities to the public:  As soon as practicable after this registration statement becomes effective and all other conditions to the proposed merger described herein have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐ __________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐ __________

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

This Amendment No. 7 to the Registration Statement on Form S-4 is being filed to amend Part II, Item 21 (Exhibits and Financial Statement Schedules), to delete the previously filed Exhibit 5.1 and related consent and to replace them in their entirety with the revised Exhibit 5.1 and related consent filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification Of Directors And Officers

Section 145(a) of the General Corporation Law of the State of Delaware (“DGCL”) provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation.

Section 145(g) of the DGCL provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

Article VIII of the Registrant’s Certificate of Incorporation to be effective upon completion of the merger will provide for indemnification of directors, officers and other persons as follows:

A.    To the fullest extent permitted by law, no director of the corporation shall be personally liable for monetary damages for breach of fiduciary duty as a director. Without limiting the effect of the preceding sentence, if the DGCL is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

B.    To the extent permitted by applicable law, the corporation is also authorized to provide indemnification of (and advancement of expenses to) agents (and any other persons to which Delaware law permits this corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the corporation, its stockholders, and others.

Article 6 of the Registrant’s bylaws to be effective upon completion of the merger will provide that:

Section 6.1    Indemnification of Officers and Directors.    Each person who was or is made a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she (or a person of whom he or she is the legal representative), is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation (including any subsidiary of the corporation), or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the corporation to the fullest extent permitted by the DGCL, against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators.

Section 6.2    Advance of Expenses.    The corporation shall pay all expenses (including attorneys’ fees) incurred by such a director or officer in defending any such proceeding as they are incurred in advance of its final disposition; provided, however, that if the DGCL then so requires, the payment of such expenses incurred by such a director or officer in advance of the final disposition of such proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Article 6 or otherwise; and provided, further, that the corporation shall not be required to advance any expenses to a person against whom the corporation directly brings a claim, in a proceeding, alleging that such person has breached his or her duty of loyalty to the corporation, committed an act or omission not in good faith or that involves intentional misconduct or a knowing violation of law, or derived an improper personal benefit from a transaction.

Section 6.3    Non-Exclusivity of Rights.    The rights conferred on any person in this Article 6 shall not be exclusive of any other right that such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, bylaws, agreement, vote or consent of stockholders or disinterested directors, or otherwise. Additionally, nothing in this Article 6 shall limit the ability of the corporation, in its discretion, to indemnify or advance expenses to persons whom the corporation is not obligated to indemnify or advance expenses pursuant to this Article 6.

Section 6.4    Indemnification Contracts.    The board of directors is authorized to cause the corporation to enter into indemnification contracts with any director, officer, employee or agent of the corporation, or any person serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing indemnification rights to such person. Such rights may be greater than those provided in this Article 6.

See also the undertakings set out in Item 22 herein.

Item 21.    Exhibits And Financial Statement Schedules

(a)    See Exhibit Index.

(b)    The following financial statements have been filed as a part of this Registration Statement on Form S-4:

1.	Index to the Financial Statements of MarketWatch.com, Inc.:

Description—Years Ended December 31, 2002 and 2001:

Report of PricewaterhouseCoopers LLP, Independent Accountants

Consolidated Balance Sheets as of December 31, 2002 and 2001

Consolidated Statements of Operations for the years ended December 31, 2002, 2001 and 2000

Consolidated Statements of Stockholders’ Equity for the years ended December 31, 2002, 2001 and 2000

Consolidated Statements of Cash Flows for the years ended December 31, 2002, 2001 and 2000

Notes to Consolidated Financial Statements for the years ended December 31, 2002, 2001 and 2000

Description—Nine Months Ended September 30, 2003:

Condensed Consolidated Balance Sheets as of September 30, 2003 (unaudited) and December 31, 2002

Unaudited Condensed Consolidated Statements of Operations for the three and nine months ended September 30, 2003 and 2002

Unaudited Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2003 and 2002

Notes to Condensed Consolidated Financial Statements as of September 30, 2003 (unaudited)

Description:  Schedules of MarketWatch.com, Inc.:

All other schedules of MarketWatch are omitted because they are not applicable or the required information is included in the attached consolidated financial statements or the related notes for the year ended December 31, 2002 and the quarter ended September 30, 2003.

2.	Index to the Financial Statements of Pinnacor Inc.:

Description—Years Ended December 31, 2002 and 2001:

Report of Deloitte & Touche LLP, Independent Auditors

Consolidated Balance Sheets as of December 31, 2002 and 2001

Consolidated Statements of Operations for the years ended December 31, 2002, 2001 and 2000

Consolidated Statements of Changes in Stockholders’ Equity (Deficiency) for the years ended December 31, 2002, 2001 and 2000

Consolidated Statements of Cash Flows for the years ended December 31, 2002, 2001 and 2000

Notes to Consolidated Financial Statements for the years ended December 21, 2002, 2001 and 2000

Description—Nine Months Ended September 30, 2003:

Condensed Consolidated Balance Sheets as of September 30, 2003 (unaudited) and December 31, 2002

Unaudited Condensed Consolidated Statements of Operations for the three and nine months ended September 30, 2003 and 2002

Unaudited Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2003 and 2002

Notes to Condensed Consolidated Financial Statements as of September 30, 2003 (unaudited)

Description: Schedules of Pinnacor Inc.

All other schedules of Pinnacor are omitted because they are not applicable or the required information is included in the attached consolidated financial statements or the related notes for the year ended December 31, 2002 and the quarter ended September 30, 2003.

3.	Index to the Financial Statements of Inlumen, Inc.:

Description—Years Ended December 31, 2001 and 2000:

Report of PricewaterhouseCoopers LLP, Independent Accountants

Consolidated Balance Sheets as of December 31, 2001 and 2000

Consolidated Statements of Operations for the years ended December 31, 2001 and 2000

Consolidated Statements of Changes in Mandatorily Redeemable Convertible Preferred Stock and Stockholders’ Equity for the year ended December 31, 2001

Consolidated Statements of Cash Flows for the years ended December 31, 2001 and 2000

Notes to Consolidated Financial Statements for the years ended December 31, 2001 and 2000

Description—Quarter Ended September 30, 2002:

Unaudited Consolidated Balance Sheets as of September 30, 2002 and 2001

Unaudited Consolidated Statements of Operations for the nine months ended September 30, 2002 and 2001

Unaudited Consolidated Statements of Cash Flows for the nine months ended September 30, 2002 and 2001

Notes to Unaudited Consolidated Financial Statements for the nine months ended September 30, 2002 and 2001

Description:  Schedules of Inlumen, Inc.

All other schedules of Inlumen are omitted because they are not applicable or the required information is included in the attached consolidated financial statements or the related notes for the years ended December 31, 2001 and 2000 and the quarter ended September 30, 2002.

(c)	Opinions

1.	Opinion of UBS, attached as Annex B to the joint proxy statement-prospectus which is part of this registration statement.

2.	Opinion of Citigroup Global Markets Inc., attached as Annex C to the joint proxy statement-prospectus which is part of this registration statement.

Item 22.    Undertakings

The undersigned Registrant hereby undertakes:

(1)    that before any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

(2)    that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)    to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form S-4 under the Securities Act of 1933, within one business day of receipt of any such request, and to send the incorporated documents by first class mail or other equally prompt means, including information contained in documents filed after the effective date of the registration statement through the date of responding to such request; and

(4)    to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 20 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim of indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, California on December 22, 2003.

NMP, INC. (Registrant)

By:	/s/ LAWRENCE S. KRAMER

Lawrence S. Kramer Chief Executive Officer and Chairman (Principal Executive Officer)

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Lawrence S. Kramer	Chief Executive Officer and Chairman (Principal Executive Officer)	December 22, 2003

/s/ JOAN P. PLATT Joan P. Platt	Chief Financial Officer (Principal Financial and Accounting Officer)	December 22, 2003

* Peter Glusker	Director	December 22, 2003

* Christie Hefner	Director	December 22, 2003

* Andrew Heyward	Director	December 22, 2003

* Philip Hoffman	Director	December 22, 2003

* Robert Lessin	Director	December 22, 2003

* Jeffrey Rayport	Director	December 22, 2003

* Zachary Leonard	Director	December 22, 2003

* Douglas W. McCormick	Director	December 22, 2003

*By:	/s/ JOAN P. PLATT

Joan P. Platt Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Exhibit Title
2.1	Agreement and Plan of Merger, dated July 22, 2003, by and among NMP, Inc., MarketWatch.com, Inc., Pinnacor Inc., Maple Merger Sub, Inc. and Pine Merger Sub, Inc. (Incorporated by reference to Exhibit 99.1, filed with MarketWatch.com, Inc.’s Report on Form 8-K (File No. 000-25113) on July 23, 2003).

2.2	Amendment No. 1 to the Agreement and Plan of Merger, dated December 15, 2003, by and among NMP, Inc., MarketWatch.com, Inc., Pinnacor Inc., Maple Merger Sub, Inc. and Pine Merger Sub, Inc. (Incorporated by reference to Exhibit 99.1, filed with MarketWatch.com, Inc.’s Report on Form 8-K (File No. 000-25113) on December 15, 2003).

3.1	Registrant’s Certificate of Incorporation.†

3.2	Registrant’s Bylaws.†

4.1	Form of Specimen Stock Certificate for Registrant’s Common Stock.†

4.2	Registration Rights Agreement dated January 13, 1999, by and among MarketWatch.com, Inc., CBS Broadcasting Inc. and Data Broadcasting Corporation (Incorporated by reference to Exhibit 4.02, filed with MarketWatch.com, Inc.’s Annual Report on Form 10-K (File No. 000-25113) on March 31, 1999).

4.3	Stockholders’ Agreement dated January 13, 1999, by and among MarketWatch.com, Inc., MarketWatch LLC, CBS Broadcasting Inc. and Data Broadcasting Corporation (Incorporated by reference to Exhibit 4.03, filed with MarketWatch.com, Inc.’s Annual Report on Form 10-K (File No. 000-25113) on March 31, 1999).

5.1	Opinion of Morrison & Foerster LLP, together with consent.*

8.1	Revised Tax Opinion of Morrison & Foerster LLP, together with consent.†

8.2	Revised Tax Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, together with consent.†

9.1	Form of Voting Agreement, dated as of July 22, 2003, by and among NMP, Inc., MarketWatch.com, Inc. and Each of Certain Stockholders of Pinnacor Inc. (Incorporated by reference to Exhibit 99.3, filed with MarketWatch.com, Inc.’s Report on Form 8-K (File No. 000-25113) on July 23, 2003).

9.2	Voting and Waiver Agreement, dated July 22, 2003, by and among MarketWatch.com, Inc., NMP, Inc., Pinnacor Inc., CBS Broadcasting Inc. and Pearson International Finance Ltd. (Incorporated by reference to Exhibit 99.2, filed with MarketWatch.com, Inc.’s Report on Form 8-K (File No. 000-25113) on July 23, 2003).

10.1	Form of Affiliate Agreement, dated as of July 22, 2003, by and among NMP, Inc., MarketWatch.com, Inc. and Each of Certain Stockholders of Pinnacor Inc. (Incorporated by reference to Exhibit 99.4, filed with MarketWatch.com, Inc.’s Report on Form 8-K (File No. 000-25113) on July 23, 2003).

10.2	Lease, dated as of August 27, 1998, between MarketWatch.com, Inc. and CBS Corporation (Incorporated by reference to Exhibit 10.06, filed with MarketWatch.com, Inc.’s Registration Statement on Form S-1 (File No. 333-65569) on October 13, 1998).

10.3	Amended and Restated License Agreement, dated January 13, 1999, between MarketWatch.com, Inc. and CBS Broadcasting Inc. (Incorporated by reference to Exhibit 10.07, filed with MarketWatch.com, Inc.’s Annual Report on Form 10-K (File No. 000-25113) on March 31, 1999).

10.4	Amended and Restated Services Agreement, dated January 13, 1999, between MarketWatch.com, Inc. and Data Broadcasting Corporation (Incorporated by reference to Exhibit 10.08, filed with MarketWatch.com, Inc.’s Annual Report on Form 10-K (File No. 000-25113) on March 31, 1999).

Exhibit Number	Exhibit Title

10.5	Amended and Restated Employment Agreement, dated as of July 1, 2002, between MarketWatch.com, Inc. and Lawrence S. Kramer (Incorporated by reference to Exhibit 10.31, filed with MarketWatch.com, Inc.’s Quarterly Report on Form 10-Q (File No. 000-25113) on November 14, 2002).

10.6	Employment Agreement, dated December 1, 2001, between MarketWatch.com, Inc. and Kathleen Yates (Incorporated by reference to Exhibit 10.26, filed with MarketWatch.com, Inc.’s Quarterly Report on Form 10-Q (File No. 000-25113) on November 14, 2002).

10.7	Amended and Restated Employment Agreement, dated as of March 10, 2003, between MarketWatch.com, Inc. and Joan Platt (Incorporated by reference to Exhibit 10.30, filed with MarketWatch.com, Inc.’s Quarterly Report on Form 10-Q (File No. 000-25113) on November 14, 2002).

10.8	Employment Agreement, dated as of October 2, 2000, between MarketWatch.com, Inc. and William Bishop (Incorporated by reference to Exhibit 10.21, filed with MarketWatch.com, Inc.’s Quarterly Report on Form 10-Q (File No. 000-25113) on November 14, 2000).

10.9	Employment Agreement, dated April 28, 1999, between MarketWatch.com, Inc. and Scott Kinney (Incorporated by reference to Exhibit 10.23, filed with MarketWatch.com, Inc.’s Annual Report on Form 10-K (File No. 000-25113) on April 1, 2002).

10.10	Employment Agreement, dated January 1, 2002, between MarketWatch.com, Inc. and Scot McLernon (Incorporated by reference to Exhibit 10.27, filed with MarketWatch.com, Inc.’s Quarterly Report on Form 10-Q (File No. 000-25113) on November 14, 2002).

10.11	Employment Agreement, dated January 1, 2002, between MarketWatch.com, Inc. and Dave Callaway (Incorporated by reference to Exhibit 10.28, filed with MarketWatch.com, Inc.’s Quarterly Report on Form 10-Q (File No. 000-25113) on November 14, 2002).

10.12	Employment Agreement, dated February 11, 2002, between MarketWatch.com, Inc. and Jamie Thingelstad (Incorporated by reference to Exhibit 10.29, filed with MarketWatch.com, Inc.’s Quarterly Report on Form 10-Q (File No. 000-25113) on November 14, 2002).

10.13	Employment Agreement, effective as of March 17, 2003, between MarketWatch.com, Inc. and Douglas S. Appleton (Incorporated by reference to Exhibit 10.32, filed with MarketWatch.com, Inc.’s Quarterly Report on Form 10-Q (File No. 000-25113) on May 15, 2003).

10.14	Master Agreement No. 2430, dated December 9, 1999, between Pinnacor Inc. and Cisco Systems Capital Corp (Incorporated by reference to Exhibit 10.1, filed with Pinnacor Inc.’s Registration Statement on Form S-1 (File No. 333-30548) initially filed on February 16, 2000).

10.15	Agreement of Lease, dated March 31, 1999, between Pinnacor Inc. and 601 West Associates LLC (Incorporated by reference to Exhibit 10.2.1, filed with Pinnacor Inc.’s Registration Statement on Form S-1 (File No. 333-30548) initially filed on February 16, 2000).

10.16	First Lease Modification Agreement, dated June 18 1999, between Pinnacor Inc. and 601 West Associates LLC (Incorporated by reference to Exhibit 10.2.2, filed with Pinnacor Inc.’s Registration Statement on Form S-1 (File No. 333-30548) initially filed on February 16, 2000).

10.17	Lease Modification and Expansion Agreement, dated July 14, 2000, between Pinnacor Inc. and 601 West Associates, LLC (Incorporated by reference to Exhibit 10.27, filed with Pinnacor Inc.’s Registration Statement on Form S-1 (File No. 333-30548) initially filed on February 16, 2000).

10.18	Warrant Agreement, dated June 7, 1999, between Pinnacor Inc. and Deutsche Bank Securities Inc. (Incorporated by reference to Exhibit 10.3, filed with Pinnacor Inc.’s Registration Statement on Form S-1 (File No. 333-30548) initially filed on February 16, 2000).

Exhibit Number	Exhibit Title
10.19	Warrant Agreement, dated June 10, 1999, between Pinnacor Inc. and Carter, Ledyard, Milburn, LLP (Incorporated by reference to Exhibit 10.4, filed with Pinnacor Inc.’s Registration Statement on Form S-1 (File No. 333-30548) initially filed on February 16, 2000).

10.20	Warrant Agreement, dated June 15, 1999, between Pinnacor Inc. and Hut Sachs Studio (Incorporated by reference to Exhibit 10.9, filed with Pinnacor Inc.’s Registration Statement on Form S-1 (File No. 333-30548) initially filed on February 16, 2000).

10.21	Warrant Agreement, dated August 16, 2000, between Pinnacor Inc. and Mad Dogs and Englishmen (Incorporated by reference to Exhibit 10.23, filed with Pinnacor Inc.’s Registration Statement on Form S-1 (File No. 333-30548) initially filed on February 16, 2000).

10.22	Master Lease Agreement, dated March 2, 2000, between Pinnacor Inc. and Jacom Computer Services, Inc. (Incorporated by reference to Exhibit 10.20, filed with Pinnacor Inc.’s Registration Statement on Form S-1 (File No. 333-30548) initially filed on February 16, 2000).

10.23	Lease Agreement, dated February 17, 2000, between Pinnacor Inc. and Working Capital Technologies of America (Incorporated by reference to Exhibit 10.21, filed with Pinnacor Inc.’s Registration Statement on Form S-1 (File No. 333-30548) initially filed on February 16, 2000).

10.24	Lease Agreement, dated June 13, 2000, between Pinnacor Inc. and Northbridge House Limited (Incorporated by reference to Exhibit 10.22, filed with Pinnacor Inc.’s Registration Statement on Form S-1 (File No. 333-30548) initially filed on February 16, 2000).

10.25	Registrant’s 2004 Equity Incentive Plan (included as Annex E to the joint proxy statement-prospectus forming a part of this registration statement and incorporated herein by reference).†

10.26	Registrant’s 2004 Employee Stock Purchase Plan (included as Annex F to the joint proxy statement-prospectus forming a part of this registration statement and incorporated herein by reference).†

10.27	Amendment No. 1 to Voting and Waiver Agreement, dated December 15, 2003, by and among MarketWatch.com, Inc., NMP, Inc., Pinnacor Inc., CBS Broadcasting Inc. and Pearson International Finance Ltd. (Incorporated by reference to Exhibit 99.2, filed with MarketWatch.com, Inc.’s Report on Form 8-K (File No. 000-25113) on December 15, 2003).

23.1	Consent of PricewaterhouseCoopers LLP, independent accountants.†

23.2	Consent of Deloitte & Touche LLP, independent auditors.†

23.3	Consent of PricewaterhouseCoopers LLP, independent accountants.†

23.4	Consents of Morrison & Foerster LLP (included as part of its opinion filed as Exhibit 5.1 which is filed herewith and included as part of its opinion filed as Exhibit 8.1 which was previously filed).*

23.5	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of its opinion filed as Exhibit 8.2).†

24.1	Power of Attorney.†

99.1	Form of Proxy for MarketWatch.com, Inc.’s Special Meeting of Stockholders.†

99.2	Form of Proxy for Pinnacor, Inc.’s Special Meeting of Stockholders.†

99.3	Form of Merger Consideration Form of Election.†

99.4	Consent of UBS Securities LLC.†

99.5	Consent of Citigroup Global Markets Inc.†

†	Previously filed.
*	Filed herewith.